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EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the MailCoups, Inc. 401(k) Savings Plan of ADVO, Inc. and to the incorporation by reference therein of our reports dated October 20, 1998 and December 14, 1998, with respect to the consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended September 26, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP





Hartford, Connecticut
June 21, 1999